Exhibit 4.3

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (“Agreement”) is entered into this 29th day of September, 2003, by and between THE FROST NATIONAL BANK, a national banking association (“Lender”), and PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (formerly known as Pioneer Drilling Co., Ltd.) (“Borrower”).

R E C I T A L S:

A.            On or about March 18, 2003, Borrower executed a Promissory Note (“Note”) in favor of Lender.  This note was in the original principal face amount of $5,677,888.84 with a stated final maturity date of August 11, 2004.

B.            The principal balance of the Note as of the effective date of this Agreement is $5,035,031.68.

C.            Lender remains the owner and holder of the Note and has agreed with Borrower to modify certain provisions of the Note.

NOW, THEREFORE, in consideration of these premises and the exchange of other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower agree as follows:

1.             The maturity date of the Note is changed to August 11, 2007.

2.             All other terms, conditions and covenants in the Note shall be and remain in full force and effect.  When executed by Lender and Borrower, this Agreement shall be attached to and become a part of the Note.

NOTICE OF FINAL AGREEMENT

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

IN WITNESS WHEREOF, the undersigned has caused this Note Modification Agreement to be executed by Borrower on this 29th day of September, 2003.

LENDER:

THE FROST NATIONAL BANK, a national banking association

By:
Name:
Title:

BORROWER:

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership, formerly known as Pioneer Drilling Co., Ltd.

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Name:
Title:

Guarantor Ratification of Agreement

By executing this Agreement, PIONEER DRILLING COMPANY, a Texas corporation, as a Guarantor of the indebtedness evidenced by the Note, as set forth in a Guaranty Agreement (the “Guaranty”) dated March 18, 2003, hereby expressly agrees (a) to all of the terms and provisions of this Agreement, (b) to the continuing validity of the Guaranty and all duties and obligations thereunder, (c) that its liability under the Guaranty shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Agreement by the parties hereto, and (d) that the Guaranty shall remain in full force and effect and enforceable in accordance with its terms.

PIONEER DRILLING COMPANY, a Texas corporation, formerly known as South Texas Drilling & Exploration, Inc.

By:
Name:
Title:

2